UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2012

TRANSAKT LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-50392	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

No.3, Lane 141, Sec. 3, Beishen Rd., Shenkeng Township, Taipei County 222, Taiwan
(Address of principal executive offices)                                    (Zip Code)

Registrant’s telephone number, including area code 886-2-26624343

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into Material Definitive Agreement

Item 3.02           Unregistered Sales of Equity Securities

On May 17, 2012, we issued an aggregate of 39,854,567 shares of our common stock at a price of $0.03 per share, pursuant to the closing of a private placement, for aggregate gross proceeds of approximately $1,200,000.

We issued the shares to 26 non-US individuals (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933 and to one (1) US individual (as that term is defined in Section 4(2) of the Securities Act of 1933) pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSAKT LTD.

/s/ James Wu
James Wu
President

Date: May 23, 2012